As filed with the Securities and Exchange Commission on September 28, 2017

Registration No. 333-207805

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3
to Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Moody National REIT I, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-1812865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(713) 977-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett C. Moody
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Mary E. Smith	Rosemarie A. Thurston
Moody National REIT Sponsor, LLC	Alston & Bird LLP
6363 Woodway Drive,	1201 West Peachtree Street
Suite 110	Atlanta, Georgia 30309
Houston, Texas 77057	(404) 881-7000
(713) 977-7500

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3, which was originally filed November 4, 2015 (File No. 333-207805) (the “Registration Statement”) to register shares of common stock, par value $0.01 per share (“Common Stock”), of Moody National REIT I, Inc. (the “Company”) having an aggregate offering price of up to $25 million, is being filed to deregister all of the Common Stock not yet sold.

On September 27, 2017, the Board of Directors of the Company approved the termination of the Company’s Distribution Reinvestment Plan in connection with the merger of the Company with and into a subsidiary of Moody National REIT II, Inc. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all of the Common Stock that was registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, Moody National REIT II, Inc., as successor to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28, 2017.

Moody National REIT II, INC., as successor to Moody National REIT I, Inc.

By:	/s/ Brett C. Moody
Brett C. Moody,
Chief Executive Officer and President